Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Regional Management Corp. [RM]
Date of Event Requiring Statement:	May 21, 2026

Exhibit 99.2 - Joint Filer Information
Joint Filers:

1.	Name:	Matthew Lindenbaum
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2.	Name:	Bennett Lindenbaum
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3.	Name:	Basswood Capital Management, L.L.C.
	Address:	c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022